UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   November 22, 2006
Gladstone Commercial Corporation
(Exact name of registrant as specified in its chapter)

Maryland (State or other jurisdiction of incorporation)	0-50363 (Commission File Number)	02-0681276 (IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 287-5800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On November 22, 2006, Gladstone Commercial Corporation (the “Company”), through its wholly-owned subsidiaries, First Park Ten COCO San Antonio, L.P., SLEE Grand Prairie, L.P. and OB Midway NC Gladstone Commercial LLC, obtained a long-term note payable by collateralizing its San Antonio, Texas property for $7,260,000, its Arlington, Texas property for $4,168,000, and its Lexington, North Carolina property for $2,881,000 for a total of $14,309,000. The note accrues interest at a rate of 5.76% per year. The Company may repay this note at any time after September 1, 2016 and not be subject to a prepayment penalty. The note matures on December 1, 2016. The Company used the proceeds from the note to pay down the remaining balance on the Company’s existing line of credit.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
In connection with the transaction described in Item 1.01 above, the Company entered into a direct financial obligation with CIBC, Inc. in the amount of $14,309,000. The information contained in Item 1.01 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibit 10.1 — Deed of Trust, Assignment of Leases and Rents and Security Agreement between First Park Ten COCO San Antonio, L.P. and CIBC Inc., dated as of November 22, 2006.

Exhibit 10.2 — Deed of Trust, Assignment of Leases and Rents and Security Agreement between SLEE Grand Prairie, L.P. and CIBC Inc., dated as of November 22, 2006.

Exhibit 10.3 — Deed of Trust, Assignment of Leases and Rents and Security Agreement between OB Midway NC Gladstone Commercial LLC, and CIBC Inc., dated as of November 22, 2006.

Exhibit 10.4 — Promissory Note First Park Ten COCO San Antonio, L.P., SLEE Grand Prairie, L.P. and OB Midway NC Gladstone Commercial LLC and CIBC Inc., N.A., dated as of November 22, 2006.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation (Registrant)
November 28, 2006	By:	/s/ Harry Brill
(Harry Brill, Chief Financial Officer)